EXHIBIT 10.10.5

APPLERA CORPORATION/CELERA GENOMICS GROUP
AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

     RESTRICTED STOCK UNIT AWARD AGREEMENT dated as of [Grant Date], by and between Applera Corporation, a Delaware corporation (the “Company”), and [Name], a regular salaried employee of the Company or one of its subsidiaries (“you”).

     1. Grant of Restricted Stock Units. The Company hereby grants to you [Total Number] Restricted Stock Units (each a “Unit”). Upon vesting, each Unit entitles you to receive one share of Celera Genomics Group Common Stock, par value $.01 per share (the “Celera Genomics Stock”), under the terms of the Applera Corporation/Celera Genomics Group Amended and Restated 1999 Stock Incentive Plan (the “Plan”). Each Unit will remain subject to forfeiture unless and until such Unit has vested in accordance with the Plan and this Agreement, and will remain restricted as to transferability until such Unit is settled.

     2. Vesting. Your Units will vest subject to attainment of the performance goals (the “Performance Goals”) applicable to each of the Company’s 2007, 2008, and 2009 fiscal years (the “Measurement Years”), as established by the Management Resources Committee of the Board of Directors of the Company (the “Committee”). If and to the extent that those Performance Goals are met, your Units will vest in the amounts set forth in Exhibit I to this Agreement, (i) up to a maximum of 16.67% of your Units with respect to the 2007, 2008, and 2009 Measurement Years based on the revenue Performance Goals specified for such years in Exhibit I, and (ii) up to a maximum of 50% of your Units with respect to the 2009 Measurement Year based on the profitability Performance Goals for the 2008 and 2009 fiscal years specified in Exhibit I. Your actual date of vesting for your Units (in each case, the “Vesting Date”) will be the date on which, following the close of the applicable Measurement Year, the Committee determines that the Performance Goals for the applicable Measurement Year have been met; provided that the Vesting Date for your Units that vest based on Performance Goals applicable to the Company’s 2009 fiscal year may not occur prior to the third anniversary of the date hereof. Any Units allocated for vesting in respect of any Measurement Year that do not vest based on the Performance Goals for that Measurement Year will be forfeited and will revert back to the Company without payment to you of any consideration.

     3. Termination of Employment. If your employment with the Company or a subsidiary is terminated by you or the Company for any reason prior to the vesting of all or a portion of the Units, the Units which have not vested will be forfeited and will revert back to the Company without payment to you of any consideration. The foregoing notwithstanding, if you remain employed by the Company or a subsidiary as of the last day of any Measurement Year but your employment terminates during the period between the end of the Measurement Year and the Vesting Date for the Units that are eligible for vesting based on Performance Goals for that year, you will continue to be eligible to vest in your Units attributable to that Measurement Year to the same extent you would have been eligible to vest in those Units had you remained employed through the Vesting Date for those Units. Upon the Committee determination regarding the vesting of Units based on the Performance Goals applicable to any Measurement Year, the Units for that Measurement Year which will not vest based on that determination will thereupon be forfeited and will revert back to the Company without payment to you of any consideration.

     4. Stockholder Rights. Prior to the time that your Units vest and the Company has issued shares of Celera Genomics Stock relating to such Units, you will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Celera Genomics Stock deliverable with respect to such Units.

     5. Non-Transferability. Prior to the time that your Units vest and the Company has issued shares of Celera Genomics Stock relating to such Units, none of the shares of Celera Genomics Stock subject to the Units may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way.

     6. Change of Control. Subject to the terms of the Plan, all outstanding Units will be deemed vested (without regard to the vesting dates) upon the occurrence of any of the events set forth in Section 11 of the Plan.

     7. No Right to Continued Employment. Neither the Units nor this Agreement confer upon you any right to continue to be an employee of the Company or any of its subsidiaries or interferes in any way with the right of the Company or any of its subsidiaries to terminate your employment at any time. Subject to Section 3 above, the Units will terminate upon the termination of your employment for any reason. The Units will not be reinstated if you are subsequently reinstated as an employee of the Company or any subsidiary.

     8. No Right to Future Benefits. The Plan and the benefits offered under the Plan are provided by the Company on an entirely discretionary basis, and the Plan creates no vested rights in participants. Neither the Units nor this Agreement confer upon you any benefit other than as specifically set forth in this Agreement and the Plan. You understand and agree that the benefits offered under the Units and the Plan are not part of your salary and that receipt of the Units does not entitle you to any future benefits under the Plan or any other plan or program of the Company. The award of Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

     9. Compliance with Law. No shares of Celera Genomics Stock will be delivered to you upon the vesting of the Units unless counsel for the Company is satisfied that such delivery will be in compliance with all applicable laws.

     10. Entire Agreement. This Agreement and the Plan contain the entire agreement between you and the Company regarding the Units and supersede all prior arrangements or understandings with respect thereto.

     11. Terms of Plan Govern. This Agreement and the terms of the Units will be governed by the terms of the Plan which is hereby incorporated by reference in this Agreement. In the event of any ambiguity in this Agreement or any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan will govern. By your signature below, you acknowledge receipt of the Plan Summary and agree to be bound by all of the terms of the Plan.

     12. Amendments. The Units or the Plan may, subject to certain exceptions, be amended by the Committee at any time in any manner. However, no amendment of the Units or the Plan will adversely affect in any material manner any of your rights under the Units without your consent.

     13. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware.

     14. Withholding. By signing this Agreement, you agree that the Company may, in its sole discretion (but subject to any limitations imposed by law), require you to satisfy any tax, social insurance or social security withholding obligations arising in connection with the Units or your participation in the Plan by: (a) paying the Company or your employer, as the case may be, an amount sufficient to satisfy any applicable tax, social insurance and social security withholding obligations; (b) deducting from your salary or any other cash payments due to you a sum equal to any applicable tax, social insurance and social security withholding obligations; (c) withholding a number of shares of Celera Genomics Stock, or Units corresponding to that number of shares, with a fair market value equal to any applicable tax, social insurance and social security withholding obligations; or (d) any combination of the foregoing.

     15. Data Privacy. By signing this Agreement, you consent to the collection, use, processing and transfer of personal data as described in this paragraph. You understand that the Company and its subsidiaries hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number, social insurance number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). You further understand that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. You understand that these recipients may be located in the United States and elsewhere. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on your behalf to a broker or other third party with whom you may elect to deposit any shares of stock acquired pursuant to the Plan. You understand and further authorize the Company and/or any of its subsidiaries to keep Data in your personnel file. You also understand that you may, at any time, review Data, require any necessary amendments to Data or withdraw the consents herein in writing by contacting the Company. You further understand that withdrawing your consent may affect your ability to participate in the Plan.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the day and year first written above.

APPLERA CORPORATION

By:

Chairman, President and Chief Executive Officer

Accepted and Agreed:

______________________________
[Name]

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APPLERA CORPORATION/CELERA GENOMICS GROUP
AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Exhibit I

Subject to the terms of the Plan and the Agreement to which this Exhibit I relates, your Units will vest in (i) increments of up to 16.67% of the total award per fiscal year in accordance with the following schedule, based on whether the revenue of the Celera Genomics group of Applera Corporation in each applicable fiscal year meets the Performance Goals specified below, as determined by the Committee, and (ii) an increment of up to 50% of the total award after the end of the 2009 fiscal year in accordance with the following schedule, based on whether the profitability of the Celera Genomics group of Applera Corporation in the 2008 and 2009 fiscal years meets the Performance Goals specified below, as determined by the Committee. Units will vest incrementally between the revenue Performance Goal measures, but not the profitability Performance Goal measures.

Measurement Year		Revenue Performance Goals (in millions)	Vesting as a Percentage of Total Units	Profitability Performance Goals	Vesting as a Percentage of Total Units
FY 2007	Min Threshold	$[__]	11.11%	na	na
	Target	$[__]	13.89%	na	na
	Outperformance	$[__]	16.67%	na	na
FY 2008	Min Threshold	$[__]	11.11%	na	na
	Target	$[__]	13.89%	na	na
	Outperformance	$[__]	16.67%	na	na
FY 2009	Min Threshold	$[__]	11.11%	[_____]	33.33%
	Target	$[__]	13.89%	[_____]	41.67%
	Outperformance	$[__]	16.67%	[_____]	50%